                                  Exhibit 14
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Power of Attorney

                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                       PFL LIFE VARIABLE ANNUITY ACCOUNT A


Know all men by these presents that Larry N. Norman, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the PFL Life Variable Annuity Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.


                                       /s/  Larry N. Norman
                                       --------------------------------
                                       Larry N. Norman
                                       Executive Vice President
                                       PFL Life Insurance Company


April 27, 1999
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Date